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                                    EXHIBIT I
             TO SCHEDULE 13D, AMENDMENT NO. 14 OF FILING CONCERNING
                          GLACIER WATER SERVICES, INC.


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

Filing Parties                                                        Shares
--------------                                                      ----------
Kayne Anderson Capital Advisors, L.P.

   o   Managed Investment Limited Partnerships                       1,086,693

   o   Other Managed Accounts                                           92,825

Richard A. Kayne

   o   Direct ownership                                                413,066

   o   Kayne Anderson Rudnick Investment
         Management, LLC managed accounts                                5,000
                                                                    ----------
                                                      Total          1,597,584


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